ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 1998 incorporated by reference in the Employee Solutions, Inc. Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                        Arthur Andersen LLP

Phoenix, Arizona
  March 11, 1998.